EXHIBIT 10.3

RJ FALKNER
    AND                                          Investment Research
  COMPANY                                           and Financial Communications
--------------------------------------------------------------------------------
Crested Butte  -  New York  -  Austin

                                    CONTRACT


Customer:  U.S. Energy Corp.

Date:  April 11, 2001

Term of Contract:  Two Years

Contract Begins:  April 11, 2001

**********************************************************************

The undersigned, acting on behalf of U.S. ENERGY CORP. ("the customer"), hereby contracts with R.J. Falkner & Company, Inc., for a period of not less than two years, for the provision of consulting services to include the following:

(1) The preparation of at least two "Research Profile" reports duing each next twelve-month period of the contract;

(2) Distribution of such reports to the brokerage community, money-managers, mutual funds, and individual investors, upon request, or as instructed by the ustomer, along with exposure of such reports on the on the R.J. Falkner & Company, Inc. website (www.rjfalkner.com);

(3) Distribution of news releases and other company communiques to the brokerage
community,   instituional  and  individual  investors,  and  researcgh  analysts throughout the U.S., Europe, and Canada;

A cash retainer fee for these services will be payable at the rate of $2,000 per month, in advance. In addition to such monthly retainer, the customer will be invoiced for reimbursement of expenses directly incurred in the provision of these services on a monthly basis. Such expenses will primarily involve publishing, printing and postage costs related to the distribution of "Research Profile" reports; telephone calls placed on the customer's behalf; and travel expenses required to visit the customer and/or for trips to visit brokerage firms/investor groups/insitutions on behalf of the customer (such trip expenses are pro-rated among several customers). Documentation of these expenses, which should not exceed $500 per month unless pre-approved by the customer, will be provided on each monthly invoice, and the customer agrees to reimburse R.J. Flakner & Company, Inc. for such expenses within 30 days following receipt of such invoices.



                    P. O. Box 1230 * Crested Butte, CO 81224
                      (970) 349-0846 ** Fax (970) 349-0852


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In addition to the cash  compensation  outlined  above,  R. Jerry Falkner (as an individual) will be granted a fully- vested 5-year option to purchase 20,000 shares of U.S. Energy Corp. common stock, with the exercise price of such option equivalent to the closing market price of USEG shares as of April 11, 2001, or $3.98 per share. Customer hereby agrees to register the shares underlying this option within 24 months of the "start date" of this contract.

This contract may be cancelled by either party to the contract upon 60 days' written notice.

In the even of dispute, the prevailing party will be entitled to recover its costs, including reasable attorney's fees.

The parties acknowledge that this contract is entered into in the state of Wyoming and that any litigation arising from this contract must be adjudicated in Wyoming courts in accordance with Wyoming law.

This contract cannot be assigned without the agreement of both parties.

Signed:


   /s/   Keith G. Larsen
--------------------------------------------
Keith G. Larsen
President
U.S. ENERGY CORP.


   /s/   R. Jerry Falkner
--------------------------------------------
R. Jerry Falkner CFA
President
R. J. Falkner & Company, Inc.

Date:    4/11/01
      --------------------------------------

Note: Please retain one original of this contract for your records, and return on original copy to R.J. Falkner & Company, Inc.



                                       87

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                               U. S. ENERGY CORP.

                             STOCK OPTION AGREEMENT


This stock option agreement is made in Riverton, WY this 11th day of April, 2001 by and between U.S. ENERGY CORP. (herein referred to as the "Company") and R. JERRY FALKNER (hereinafter referred to as the "Optionee").

1. The Company hereby grants to the Optionee a five year option to purchase an aggregate of 20,000 shares of the common stock of the Company, $0.01 par value (hereinafter referred to as the "Shares") at an option price of $3.98 per share. The Option shall be available for exercise immediately.

2. This option, to the extent not exercised, shall expire on April 10, 2006, or earlier upon the death of the Optionee.

3. The Optionee may exercise this option at any time, or from time to time, as to all or any part of the Shares by giving written notice to the Company, at its principal office, specifying the number of Shares to which the exercise shall apply, and accompanied by payment of the full purchase price for the Shares being purchased. Optionee shall also execute an investment representation statement in a form approved by the board of directors of the company prior to issuance of share certificates. Upon compliance with the terms of this Agreement, certificate(s) representing the Shares purchased shall be issued as soon as practicable after notice of exercise is given to the Company.

4. This option is not transferable by the Optionee and is exercisable only by him.

5. In the event of Optionee's death prior to the complete exercise of the option, any remaining portion of the option may be exercised in whole or in part after the date of the Optionee's death, but only by the Optionee's estate or by or on behalf of the person(s) to whom the Optionee's rights pass under his will or the laws of descent and distribution. To the extent not exercised, the option shall terminate sixty (60) days after Optionee's death.

6. The Optionee hereby represents that the option granted hereunder and the Shares purchased by him pursuant to the exercise of all or any part of the option are and will be acquired by him for investment and not with a view to the distribution thereof. The option is granted by the Company in reliance upon this representation. Upon the exercise of the option, Optionee shall not thereafter transfer, encumber or dispose of the Shares so purchased unless: (a) an effective registration statement covering such Shares is filed pursuant to the Securities Act of 1933, as amended, and applicable state law; or (b) an opinion letter of the Optionee's counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state securities laws or regulations.


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IN WITNESS WHEREOF,  the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and to be sealed with its corporate seal, attested by its secretary, and Optionee has executed this Agreement with the intent to be legally bound as of the date written below.


                                                U. S. ENERGY CORP.



Attest:   /s/   Max T. Evans                    By:   /s/   Keith G. Larsen
       --------------------------------            -----------------------------
        Max T. Evans,                               Keith G. Larsen,
        Secretary                                   President


                                                OPTIONEE:



Dated:  As of 4/11/01                               /s/   R. Jerry Falkner
      ---------------------------------         --------------------------------
                                                R. Jerry Falkner


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